UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2025

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 30, 2025, Avalon GloboCare Corp. (the “Company”) held a virtual annual meeting of stockholders to vote on the following matters:

1. Election of Directors

Stockholders voted to elect the six nominees for director named below to the Company’s Board of Directors, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, in accordance with the voting results below:

Nominee Name	For	Withhold	Broker Non-Votes
Wenzhao “Daniel” Lu	792,744	14,638	848,349
Lourdes Felix	771,591	35,791	848,349
Steven A. Sanders	767,042	40,340	848,349
William B. Stilley, III	744,869	62,513	848,349
Wilbert J. Tauzin II	791,450	15,932	848,349
Tevi Troy	768,039	39,343	848,349

2. Ratification of Independent Registered Public Accounting Firm

Stockholders voted to approve ratification of the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025, in accordance with the voting results below:

For	Against	Abstain	Broker Non-Votes
1,641,580	3,555	10,596	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: January 5, 2026	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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